Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FortuneX Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated April 14, 2026 (except for Notes 1,5 and 9, which are dated May 5, 2026), relating to the financial statements of FortuneX Acquisition Corporation, included in the Amendment No. 2 to the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

May 5, 2026